Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State of Incorporation

DSS, Inc.	New York
American Pacific Financial	Texas
Alset Innovations, Inc.	Texas
AMRE Asset Management, Inc.	Nevada
BioLife Sugar, Inc.	Nevada
Decentralized Sharing Systems, Inc.	Nevada
DSS Administrative Group, Inc.	New York
DSS Asset Management, Inc.	Texas
DSS BioHealth Security, Inc.	Nevada
DSS Biolife International, Inc.	Nevada
DSS BioMedical International, Inc.	Nevada
DSS Blockchain Security, Inc.	Nevada
DSS Financial Management, Inc.	Texas
DSS PureAir, Inc.	Texas
DSS Robot, Inc.	Nevada
DSS Securities, Inc.	Nevada
DSS Technology Management, Inc.	Nevada
American First Wealth Management, Inc. (formally DSS Wealth Management, Inc.)	Texas
Gigenomics Solutions, Inc	Texas
Global BioLife, Inc.	Texas
Global BioMedical, Inc.	Nevada
Happy Sugar, Inc.	Nevada
HWH World, Inc.	Texas
Impact BioLife Science, Inc.	Nevada
Impact BioMedical, Inc.	Nevada
Impact Oncology Pte	Nevada
Premier Packaging Corporation	New York
Sentinel Brokers LLC	Texas
Sentinel Brokers Company	New York
Sweet Sense, Inc.	Nevada
USX Holdings Company, Inc.	Texas
USX Digital, Inc.	Texas
USX Securities, Inc.	Texas